Exhibit 99.1
Press Release
Contact:
David G. Mazzella
President & CEO
585-381-6000
dmazzella@veramark.com
FOR IMMEDIATE RELEASE
VERAMARK ELECTS MICHAEL R. HOLLY TO ITS BOARD OF DIRECTORS
Pittsford, N.Y., September 14, 2006 — Veramark Technologies, Inc. (OTCBB: VERA) today announced the election of Michael R. Holly to its Board of Directors. Mr. Holly is President of MRH Consulting, LLC, headquartered in suburban Philadelphia, PA, where he advises companies seeking debt and equity growth capital, and management groups involved in acquisitions and the execution of consolidation, growth, and value creation strategies.
     Mr. Holly was a founding partner of Safeguard International Fund, a $350 million private equity fund which made control investments and implemented change and growth strategies in 13 industrial companies in the US and Europe with combined sales well in excess of $1 billion. Mr. Holly was Managing Director of that fund from its inception in 1996 until 2004, when he ceased an active role in the Fund.
     Prior to his role at Safeguard International, Mr. Holly served from 1980 until 1990 as Chief Operating and Chief Financial Officer of a national professional services organization that grew from $25 million in revenues to revenues exceeding $100 million and employing over 500 professionals in 10 locations. In addition, Mr. Holly co-managed the regional Financial Advisory Services Practice at Coopers & Lybrand from 1991-1994.
     Mr. Holly is a CPA and following his graduation from Mount Saint Mary’s University, he spent 12 years with Price Waterhouse providing high-level audit and consulting services in a variety of industries.
     “We are very pleased that Mr. Holly has agreed to join our Board of Directors,” commented David G. Mazzella, Veramark’s Chairman and CEO. “Michael brings to the Board a highly successful and extensive growth strategies background, with strong financial skills that will be of great benefit to Veramark. Michael is a very strong addition to our Board of Directors, and I look forward to working with him to the betterment of our shareholder’s interests, and our company’s performance.”
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About Veramark Technologies, Inc.
     For over 20 years, Veramark’s telemanagement solutions have set the industry standard for technological excellence, application experience, and process expertise. Veramark’s completely web-based software architecture integrates communications management software with operation support systems (OSS) software. These solutions include Call Accounting, Telemanagement, Work Flow Management, Directory / Information Management, Service Inventory Build and Line Verification, Service Analysis and Recommendations, Wireless Optimization and Ongoing Management, Contract Analysis/Negotiations, and Billing Dispute Resolution.
     This broad portfolio of products and services allows enterprises to measurably reduce communications expenses, optimize network performance, increase productivity and improve enterprise security. By utilizing industry-standard databases, secure web-browser based user interfaces, and dynamic reporting tools, Veramark’s products and services make managing complex communications networks easy and efficient. Veramark’s web-based software architecture eliminates the need for client software and makes the software accessible from every networked PC in the enterprise. In addition to Veramark’s premise-based solutions, Veramark offers its customers a robust ASP and managed services alternative, designed to meet all or a portion of the customer’s defined needs.
     The company sells and markets its solutions directly and through leveraged distribution channels to customers ranging from the Fortune 500 to small businesses as well as the public sector, including government agencies and the military. Veramark’s leadership position is demonstrated by its relationships with telecom’s leaders — Avaya®, Nortel Networks®, Cisco Systems®, NEC Unified, AT&T, Sprint® and others. All Veramark products and services are made and provided by personnel in the United States.
Veramark and VeraSMART are registered trademarks of Veramark Technologies, Inc.
All other marks are the property of their respective owners.
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This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes In the marketing strategies of major distributors.